CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Templeton Funds, Inc. of our report dated September 26, 2001, relating to the financial statements and financial highlights which appears in the August 31, 2001, Annual Report to Shareholders of Templeton Funds, Inc. - Templeton Foreign Fund. We also consent to the reference to us under the heading "Comparisons of Some Important Features".


                                                /s/ PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers LLP

San Francisco, California
January 16, 2002